Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with US generally accepted accounting principles (GAAP).

Free Cash Flow

Free cash flow is defined as cash from operations minus capital expenditures. Free cash flow after dividends is defined as cash from operations minus capital expenditures and dividends. Free cash flow dividend payout ratio is defined as the percentage of dividends paid to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions
	First Quarter
	2019	2018
Net cash provided by operating activities	$11,052	$8,947
Less: Capital expenditures	(5,182)	(6,118)
Free Cash Flow	5,870	2,829

Less: Dividends paid	(3,714)	(3,070)
Free Cash Flow after Dividends	$2,156	$(241)
Free Cash Flow Dividend Payout Ratio	63.3%	108.5%

Cash Paid for Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.

Cash Paid for Capital Investment
Dollars in millions
	First Quarter
	2019	2018
Capital Expenditures	$(5,182)	$(6,118)
Cash paid for vendor financing	(820)	(172)
Cash paid for Capital Investment	$(6,002)	$(6,290)

EBITDA

Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with U.S. generally accepted accounting principles (GAAP).

EBITDA service margin is calculated as EBITDA divided by service revenues.

When discussing our segment, business unit and supplemental results, EBITDA excludes equity in net income (loss) of affiliates, and depreciation and amortization from operating contribution.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing operating performance with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which management is responsible and upon which we evaluate performance.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be a more relevant measure than EBITDA Margin (EBITDA as a percentage of total revenue) for our Mobility business unit operating margin. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. Management compensates for these limitations by carefully analyzing how its competitors present performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	First Quarter
	2019	2018
Net Income	$4,348	$4,759
Additions:
Income Tax (Benefit) Expense	1,023	1,382
Interest Expense	2,141	1,771
Equity in Net (Income) Loss of Affiliates	7	(9)
Other (Income) Expense - Net	(286)	(1,702)
Depreciation and amortization	7,206	5,994
EBITDA	14,439	12,195

Total Operating Revenues	44,827	38,038
Service Revenues	40,684	33,646

EBITDA Margin	32.2%	32.1%
EBITDA Service Margin	35.5%	36.2%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	First Quarter
	2019	2018
Communications Segment
Operating Contribution	$8,052	$8,027
Additions:
Equity in Net (Income) Loss of Affiliates	-	2
Depreciation and amortization	4,593	4,575
EBITDA	12,645	12,604

Total Operating Revenues	35,393	35,533

Operating Income Margin	22.8%	22.6%
EBITDA Margin	35.7%	35.5%

Mobility
Operating Contribution	$5,351	$5,158
Additions:
Depreciation and amortization	2,035	2,095
EBITDA	7,386	7,253

Total Operating Revenues	17,567	17,355
Service Revenues	13,792	13,403

Operating Income Margin	30.5%	29.7%
EBITDA Margin	42.0%	41.8%
EBITDA Service Margin	53.6%	54.1%

Entertainment Group
Operating Contribution	$1,478	$1,309
Additions:
Equity in Net (Income) Loss of Affiliates	-	1
Depreciation and amortization	1,323	1,310
EBITDA	2,801	2,620

Total Operating Revenues	11,328	11,431

Operating Income Margin	13.0%	11.5%
EBITDA Margin	24.7%	22.9%

Business Wireline
Operating Contribution	$1,223	$1,560
Additions:
Equity in Net (Income) Loss of Affiliates	-	1
Depreciation and amortization	1,235	1,170
EBITDA	2,458	2,731

Total Operating Revenues	6,498	6,747

Operating Income Margin	18.8%	23.1%
EBITDA Margin	37.8%	40.5%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	First Quarter
	2019	2018
WarnerMedia Segment
Operating Contribution	$2,310	$39
Additions:
Equity in Net (Income) of Affiliates	(67)	(10)
Depreciation and amortization	143	1
EBITDA	2,386	30

Total Operating Revenues	8,379	112

Operating Income Margin	26.8%	25.9%
EBITDA Margin	28.5%	26.8%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	First Quarter
	2019	2018
Latin America Segment
Operating Contribution	$(173)	$(111)
Additions:
Depreciation and amortization	300	332
EBITDA	127	221

Total Operating Revenues	1,718	2,025

Operating Income Margin	-10.1%	-5.5%
EBITDA Margin	7.4%	10.9%

Vrio
Operating Contribution	$32	$148
Additions:
Depreciation and amortization	169	205
EBITDA	201	353

Total Operating Revenues	1,067	1,354

Operating Income Margin	3.0%	10.9%
EBITDA Margin	18.8%	26.1%

Mexico
Operating Contribution	$(205)	$(259)
Additions:
Depreciation and amortization	131	127
EBITDA	(74)	(132)

Total Operating Revenues	651	671

Operating Income Margin	-31.5%	-38.6%
EBITDA Margin	-11.4%	-19.7%

Segment EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	First Quarter
	2019	2018
Xandr
Operating Contribution	$253	$286
Additions:
Depreciation and amortization	13	1
EBITDA	266	287

Total Operating Revenues	426	337

Operating Income Margin	59.4%	84.9%
EBITDA Margin	62.4%	85.2%

Adjusting Items

Adjusting items include revenues and costs we consider non-operational in nature, such as items arising from asset acquisitions or dispositions. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often significant impact on our fourth-quarter results, unless earlier remeasurement is required (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, reflect the actual tax expense or combined marginal rate of approximately 25% for transactions after tax reform.

Adjusting Items
Dollars in millions
	First Quarter
	2019	2018
Operating Revenues
Time Warner merger adjustment	$42	$-
Adjustments to Operating Revenues	42	-
Operating Expenses
Time Warner and other merger costs	73	67
Employee separation costs	248	51
Natural disaster costs	-	104
Foreign currency exchange	-	25
Adjustments to Operations and Support Expenses	321	247
Amortization of intangible assets	1,989	1,062
Adjustments to Operating Expenses	2,310	1,309
Other
Merger-related interest and fees[1]	-	393
Special termination charges, debt redemption costs and other adjustments	211	-
Actuarial (gain) loss	432	(930)
Adjustments to Income Before Income Taxes	2,995	772
Tax impact of adjustments	649	173
Tax-related items	141	-
Adjustments to Net Income	$2,205	$599
[1] Includes interest expense incurred on debt issued, redemption premiums and interest income earned on cash held prior to the close of merger transactions.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA Service Margin
Dollars in millions
	First Quarter
	2019	2018
Operating Income	$7,233	$6,201
Adjustments to Operating Revenues	42	-
Adjustments to Operating Expenses	2,310	1,309
Adjusted Operating Income	9,585	7,510

EBITDA	14,439	12,195
Adjustments to Operating Revenues	42	-
Adjustments to Operations and Support Expenses	321	247
Adjusted EBITDA	14,802	12,442

Total Operating Revenues	44,827	38,038
Adjustments to Operating Revenues	42	-
Total Adusted Operating Revenue	44,869	38,038
Service Revenues	40,684	33,646
Adjustments to Service Revenues	42	-
Adusted Service Revenue	40,726	33,646

Operating Income Margin	16.1%	16.3%
Adjusted Operating Income Margin	21.4%	19.7%
Adjusted EBITDA Margin	33.0%	32.7%
Adjusted EBITDA Service Margin	36.3%	37.0%

Adjusted Diluted EPS

	First Quarter
	2019	2018
Diluted Earnings Per Share (EPS)	$0.56	$0.75
Amortization of intangible assets	0.21	0.13
Merger integration items[1]	0.01	0.06
(Gain) loss on sale of assets, impairments and other adjustments[2]	0.05	0.03
Actuarial (gain) loss[3]	0.05	(0.12)
Tax-related items	(0.02)	-
Adjusted EPS	$0.86	$0.85
Year-over-year growth - Adjusted	1.2%
Weighted Average Common Shares Outstanding with Dilution (000,000)	7,342	6,180
[1]Includes combined merger integration items and merger-related interest income and expense, and redemption premiums.
[2]Includes gains on transactions, natural disaster adjustments and charges, and employee-related and other costs.

[3]Includes adjustments for actuarial gains or losses ($432 million loss in the first quarter of 2019) associated with our pension benefit plan, which we immediately recognize in the income statement, pursuant to our accounting policy for the recognition of actuarial gains/losses. As a result, adjusted EPS reflects an expected return on plan assets of $816 million (based on an average expected return on plan assets of 7.00% for our pension trust), rather than the actual return on plan assets of $2.8 billion (actual return of 5.8% for the quarter), included in the GAAP measure of income.

Pro Forma Net Debt to Adjusted EBITDA

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. Our Net Debt to Pro Forma Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Pro Forma Adjusted EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt.

Net Debt to Pro Forma Adjusted EBITDA
Dollars in millions
	Three Months Ended
	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Four Quarters
	2018[1]	2018[1]	2018[1]	2019
Pro Forma Adjusted EBITDA[1,2]	$15,119	$15,872	$15,029	$14,802	$60,822
Add back severance	(133)	(76)	(327)	-	(536)
Net Debt Pro Forma Adjusted EBITDA	14,986	15,796	14,702	14,802	60,286
End-of-period current debt					11,538
End-of-period long-term debt					163,942
Total End-of-Period Debt					175,480
Less: Cash and Cash Equivalents					6,516
Net Debt Balance					168,964
Annualized Net Debt to Pro Forma Adjusted EBITDA Ratio					2.80
1 As reported in AT&T's Form 8-K filed July 24, 2018, October 24, 2018 and January 30, 2019.

[2] Includes the purchase accounting reclassification of released content amortization of $491 million pro forma and $98 million reported by AT&T in the second quarter of 2018,  $772 million reported in the third quarter of 2018, $545 million reported by AT&T in the fourth quarter of 2018 and $150 million reported by AT&T in the first quarter of 2019.

Supplemental Operational Measures

We provide a supplemental discussion of our business solutions operations that is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following table presents a reconciliation of our supplemental Business Solutions results.

Supplemental Operational Measure
	First Quarter
	March 31, 2019				March 31, 2018
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$13,792	$-	$(11,879)	$1,913	$13,403	$-	$(11,612)	$1,791
Strategic and managed services	-	3,792	-	3,792	-	3,595	-	3,595
Legacy voice and data services	-	2,404	-	2,404	-	2,865	-	2,865
Other services and equipment	-	302	-	302	-	287	-	287
Wireless equipment	3,775	-	(3,179)	596	3,952	-	(3,374)	578
Total Operating Revenues	17,567	6,498	(15,058)	9,007	17,355	6,747	(14,986)	9,116
Operations and support	10,181	4,040	(8,581)	5,640	10,102	4,016	(8,524)	5,594
EBITDA	7,386	2,458	(6,477)	3,367	7,253	2,731	(6,462)	3,522
Depreciation and amortization	2,035	1,235	(1,729)	1,541	2,095	1,170	(1,807)	1,458
Total Operating Expenses	12,216	5,275	(10,310)	7,181	12,197	5,186	(10,331)	7,052
Operating Income	5,351	1,223	(4,748)	1,826	5,158	1,561	(4,655)	2,064
Equity in net Income of Affiliates	-	-	-	-	-	(1)	-	(1)
Contribution	$5,351	$1,223	$(4,748)	$1,826	$5,158	$1,560	$(4,655)	$2,063
[1] Non-business wireless reported in the Communication segment under the Mobility business unit.